Exhibit 1.1
Execution Version
TARGA RESOURCES PARTNERS LP
6,000,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
New York, New York
August 7, 2009
UBS Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
     As Representatives of the several Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
     Ladies and Gentlemen:
          Targa Resources Partners LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 6,000,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 900,000 additional Common Units to cover over-allotments, if any (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”). Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.
          This is to confirm the agreement among the Partnership, Targa Resources GP LLC, a Delaware limited liability company (the “General Partner”), Targa Resources Operating GP LLC, a Delaware limited liability company (the “Operating GP”), Targa Resources Operating LP, a Delaware limited partnership (the “Operating Partnership” and collectively with the Partnership, the General Partner and the Operating GP, the “Targa Parties”), and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters. The Targa Parties together with Targa Resources Partners Finance Corporation, a Delaware corporation (“Targa Finance”), Targa North Texas GP LLC, a Delaware limited liability company (“North Texas GP”), Targa North Texas LP, a Delaware limited partnership (“North Texas LP”), Targa Intrastate Pipeline LLC, a Delaware limited liability company (“Targa TX Intrastate”), Targa Resources Texas GP LLC, a Delaware limited liability company (“Targa Texas GP”), Targa Texas Field Services LP, a Delaware limited partnership (“Targa Texas LP”), Targa Louisiana Field Services LLC, a Delaware limited liability company (“Targa Louisiana”), and Targa Louisiana Intrastate LLC, a Delaware limited liability company (“Targa LA Intrastate”) are collectively referred to herein as the “Partnership Entities.”
          1. Representations and Warranties. Each of the Targa Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) Registration. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-159678) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.
     (b) No Material Misstatements or Omissions in Registration Statement or Prospectus. On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in Section 3 hereof) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.
     (c) No Material Misstatements or Omissions in Disclosure Package. The Disclosure Package, at 8:30 AM EST on August 7, 2009, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) Eligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.
     (e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters.
     (f) Formation and Qualification. Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of the

State of Delaware with full power and authority to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Final Prospectus. Each of the Partnership Entities is, or at the Closing Date and each settlement date will be, duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date will require, such qualification, except where the failure to be so qualified or registered would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.
     (g) Power and Authority to Act as a General Partner. The General Partner has, and on the Closing Date and each settlement date will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Final Prospectus. The Operating GP has, and as of the Closing Date and each settlement date will have, full power and authority to act as general partner of the Operating Partnership in all material respects as described in the Disclosure Package and Final Prospectus.
     (h) Ownership of the General Partner. Targa GP Inc., a Delaware corporation (“TGPI”), owns, and on the Closing Date and each settlement date TGPI will own, all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and TGPI owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability and other Liens as described in the Disclosure Package and the Final Prospectus and arising under the Credit Agreement dated October 31, 2005, by and between Targa Resources, Inc. (“Targa”) and the lenders named therein (the “Targa Credit Agreement”)).
     (i) Ownership of the General Partner Interest in the Partnership. The General Partner is, and on the Closing Date and each settlement date the General Partner will be, the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package and the Final Prospectus or arising under that certain Credit Agreement, dated February 14,

2007, with Bank of America, N.A., as administrative agent, and other lenders named therein (as the same will be supplemented, amended or restated at or prior to the Closing Date and together with the agreements, exhibits, and attachments contemplated or included therein, the “Credit Agreement”) or the Targa Credit Agreement.
     (j) Capitalization; Ownership of Incentive Distribution Rights. As of the date hereof (and prior to the issuance of the Firm Units as contemplated by this Agreement), the issued and outstanding partnership interests of the Partnership consists of 46,212,231 Common Units, 943,108 General Partner Units and the Incentive Distribution Rights; the General Partner owns 100% of the Incentive Distribution Rights; all of such Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)); the General Partner owns the Incentive Distribution Rights free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package and the Final Prospectus or arising under the Credit Agreement or the Targa Credit Agreement).
     (k) Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).
     (l) Ownership of Operating GP. The Partnership owns, and on the Closing Date and each settlement date the Partnership will own, all of the issued and outstanding membership interests of the Operating GP; such membership interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of the Operating GP (as the same may be amended or restated at or prior to the Closing Date, the “Operating GP LLC Agreement”) and are fully paid (to the extent required by the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, other than those arising under the Credit Agreement.
     (m) Ownership of the General Partner Interest in the Operating Partnership. The Operating GP is, and on the Closing Date and each settlement date the Operating GP will be, the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership’s partnership agreement (the “OLP Partnership Agreement”); and the Operating GP owns such general partner interest free and clear of all Liens, other than those arising under the Credit Agreement.

     (n) Ownership of the Limited Partner Interest in the Operating Partnership. The Partnership owns, and on the Closing Date and each settlement date the Partnership will own, a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement and is fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens, other than those arising under the Credit Agreement.
     (o) Ownership of North Texas GP. The Operating Partnership owns, and on the Closing Date and each settlement date the Operating Partnership will own, all of the issued and outstanding membership interests of North Texas GP; such membership interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of North Texas GP (as the same may be amended or restated at or prior to the Closing Date, the “North Texas GP LLC Agreement”) and are fully paid (to the extent required by the North Texas GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all Liens, other than those arising under the Credit Agreement.
     (p) Ownership of the General Partner Interest in North Texas LP. North Texas GP is, and on the Closing Date and each settlement date North Texas GP will be, the sole general partner of North Texas LP with a 50% general partner interest in North Texas LP; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of North Texas LP (as the same may be amended or restated at or prior to the Closing Date, the “North Texas LP Partnership Agreement”); and North Texas GP owns such general partner interest free and clear of all Liens, other than those arising under the Credit Agreement.
     (q) Ownership of the Limited Partner Interest in North Texas LP. The Operating Partnership owns, and on the Closing Date and each settlement date the Operating Partnership will own, a 50% limited partner interest in North Texas LP; such limited partner interest has been duly authorized and validly issued in accordance with the North Texas LP Partnership Agreement and is fully paid (to the extent required under the North Texas LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and the Operating Partnership owns such limited partner interest free and clear of all Liens, other than those arising under the Credit Agreement.
     (r) Ownership of Targa TX Intrastate. North Texas LP owns, and on the Closing Date and each settlement date North Texas LP will own, all of the issued and outstanding membership interests of Targa TX Intrastate; such membership interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of Targa TX Intrastate (as the same may be amended or restated at or prior to the Closing Date, the “Targa TX Intrastate LLC Agreement”) and are fully paid (to the extent required by the Targa TX Intrastate LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and North Texas LP owns such membership interests free and clear of all Liens, other than those arising under the Credit Agreement.
     (s) Ownership of Targa Texas GP. North Texas GP owns, and on the Closing Date and each settlement date North Texas GP will own, all of the issued and outstanding membership interests of Targa Texas GP; such membership interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of Targa Texas GP (as the same may be amended or restated at or prior to the Closing Date, the “Targa Texas GP LLC Agreement”) and are fully paid (to the extent required by the Targa Texas GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and North Texas GP owns such membership interests free and clear of all Liens, other than Liens arising under the Credit Agreement.
     (t) Ownership of the General Partner Interest in Targa Texas LP. Targa Texas GP is, and on the Closing Date and each settlement date Targa Texas GP will be, the sole general partner of Targa Texas LP with a 1% general partner interest in Targa Texas LP; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of Targa Texas LP (as the same may be amended or restated at or prior to the Closing Date, the “Targa Texas LP Partnership Agreement”); and Targa Texas GP owns such general partner interest free and clear of all Liens, other than Liens arising under the Credit Agreement.
     (u) Ownership of the Limited Partner Interest in Targa Texas LP. North Texas GP owns, and on the Closing Date and each settlement date North Texas GP will own, a 99% limited partner interest in Targa Texas LP; such limited partner interest has been duly authorized and validly issued in accordance with the Targa Texas LP Partnership Agreement and is fully paid (to the extent required under the Targa Texas LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and North Texas GP owns such limited partner interest free and clear of all Liens, other than Liens arising under the Credit Agreement.
     (v) Ownership of Targa Louisiana. North Texas GP owns, and on the Closing Date and each settlement date North Texas GP will own, all of the issued and outstanding membership interests of Targa Louisiana; such membership interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of Targa Louisiana (as the same may be amended or restated at or prior to the Closing Date, the “Targa Louisiana LLC Agreement”) and are fully paid (to the extent required by the Targa Louisiana LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and North Texas GP owns such membership interests free and clear of all Liens, other than Liens arising under the Credit Agreement.
     (w) Ownership of Targa LA Intrastate. Targa Louisiana owns, and on the Closing Date and each settlement date, Targa Louisiana will own, all of the issued and outstanding membership interests of Targa LA Intrastate; such membership interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of Targa LA Intrastate (as the same may be amended or restated at or prior to the Closing Date, the “Targa LA Intrastate LLC Agreement”) and are fully paid (to the extent required by the Targa LA Intrastate LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Targa Louisiana owns such membership interests free and clear of all Liens, other than Liens arising under the Credit Agreement.
     (x) Ownership of Targa Finance. The Partnership owns, and on the Closing Date and each settlement date the Partnership will own, all of the issued and outstanding shares of Targa Finance; such shares have been duly and validly authorized and issued in accordance with the articles of incorporation and bylaws of Targa Finance (as the same may be amended or restated at or prior to the Closing Date, the “Targa Finance Charter Documents”) and are fully paid and nonassessable; and the Partnership owns such shares free and clear of all Liens, other than those arising under the Credit Agreement.
     (y) No Other Subsidiaries. Other than its ownership of its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner will not, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 99.999% limited partner interest in the Operating Partnership, a 100% membership interest in the Operating GP and 100% ownership of the shares of Targa Finance, (ii) the Operating Partnership’s ownership of a 50% limited partner interest in North Texas LP and a 100% membership interest in North Texas GP, (iii) North Texas GP’s ownership of a 50% general partner interest in North Texas LP, a 100% membership interest in Targa Texas GP, a 99% limited partner interest in Targa Texas LP and a 100% membership interest in Targa Louisiana, (iv) North Texas LP’s 100% membership interest in Targa TX Intrastate, (v) Targa Texas GP’s ownership of a 1% general partner interest in Targa Texas LP, and (vi) Targa Louisiana’s ownership of a 100% membership interest in Targa LA Intrastate, none of the Partnership Entities will, on the Closing Date and each settlement date, own, directly or indirectly, any equity securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Subject to the consummation of the transactions contemplated by the Purchase Agreement (as defined below), at the closing of such transactions, the Partnership Entities will own, directly or indirectly, all of the ownership interests in the Purchased Companies (as defined below).
     (z) No Preemptive Rights, Registration Rights or Options. Except for preemptive rights identified in the Disclosure Package and the Final Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Disclosure Package and the Final Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.
     (aa) Authority and Authorization. Each of the Targa Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. Each party to the Purchase Agreement has all the requisite power and authority to execute and deliver the Purchase Agreement and perform its obligations thereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Final Prospectus. On the Closing Date and each settlement date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership Entities of this Agreement and the Purchase Agreement (as defined below) that are parties hereto or thereto and the transactions contemplated hereby, shall have been validly taken.
     (bb) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Targa Parties.
     (cc) Enforceability of Agreements.
     (i) the general partnership, limited partnership or limited liability company agreements of the Partnership Entities, as applicable, (collectively, the “Organizational Agreements”) have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; and
     (ii) the Purchase and Sale Agreement dated July 27, 2009 by and between Targa GP Inc. and Targa LP Inc., as the sellers, and the Partnership, as the buyer, as the same may be amended or restated at or prior to the Closing Date (the “Purchase Agreement”), whereby the Partnership will acquire the following interests: (i) 100% of the limited liability company interests in Targa Downstream GP LLC, a Delaware limited liability company (“Targa Downstream GP”), (ii) 100% of the limited liability company interests in Targa LSNG GP LLC, a Delaware limited liability company (“Targa LSNG GP”), (iii) 100% of the limited partner interests in Targa Downstream LP, a Delaware limited partnership (“Targa Downstream LP”), and (iv) 100% of the limited partner interests in Targa LSNG LP, a Delaware limited partnership (“Targa LSNG LP,” and together with Targa Downstream GP, Targa LSNG GP and Targa Downstream LP, the “Purchased Companies”) (such interests are collectively referred to as the “Purchased Interests”), has been duly authorized, executed and delivered by Targa GP Inc., Targa LP Inc. and the Partnership and is a valid and legally binding agreement of Targa GP

Inc., Targa LP Inc. and the Partnership, enforceable against Targa GP Inc., Targa LP Inc. and the Partnership in accordance with its terms;
provided that, with respect to each agreement described in this Section 1(cc), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
     (dd) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Purchase Agreement by the Partnership Entities that are parties hereto or thereto, as the case may be, or (iii) the consummation of the transactions contemplated by the Purchase Agreement, (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Agreements or the certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document (collectively, with the Organizational Agreements, the “Organizational Documents”) of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement or the Targa Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions contemplated by this Agreement or the Purchase Agreement.
     (ee) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Targa Parties, the execution, delivery and performance by the Partnership Entities that are parties thereto of their respective obligations under the Purchase Agreement or the consummation of the transactions contemplated by this Agreement or the Purchase Agreement except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and blue sky laws of any jurisdiction, (ii) for such consents and approvals that have been, or prior to (x) the Closing Date, in the case of this Agreement, or (y) the closing of the transactions contemplated by the Purchase Agreement, in the case of the Purchase Agreement, will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) as disclosed in the Disclosure Package and the Final Prospectus.
     (ff) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of either (i) or (ii) would, if continued, have a Material Adverse Effect.
     (gg) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.
     (hh) No Labor Dispute. No labor problem or dispute with the Targa Parties’ employees exists or is threatened or imminent, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.
     (ii) Financial Statements. The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Preliminary Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Partnership as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical financial and operating information set forth in the Preliminary Final Prospectus and the Final Prospectus under the caption “Summary—Summary Consolidated Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements, as applicable, from which it has been derived, unless expressly noted otherwise. The pro forma financial statements incorporated by reference into the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference into the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement. The pro forma financial statements incorporated by reference into the Preliminary Final

Prospectus, the Final Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.
     (jj) Independent Public Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries and the Purchased Companies and delivered their reports with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Partnership and the Purchased Companies within the meaning of the Act and the applicable published rules and regulations thereunder.
     (kk) Litigation. Except as described in the Disclosure Package and the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Targa Parties, threatened, to which any of the Partnership Entities or the Purchased Companies is or may be a party or to which the business or property of any of the Partnership Entities or the Purchased Companies is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities or the Purchased Companies is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) draw into question the validity of this Agreement or the Purchase Agreement.
     (ll) Title to Properties. The Partnership Entities have good and marketable title to all real property and good title to all personal property described in the Disclosure Package or the Final Prospectus as owned by the Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Disclosure Package and the Final Prospectus, (ii) that arise under the Credit Agreement or (iii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Final Prospectus; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are or will be held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Disclosure Package and the Final Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Final Prospectus.
     (mm) Rights-of-Way. The Partnership Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, the Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (nn) Ownership of Natural Gas Liquids Business. Subject to the limitations and other provisions of the Purchase Agreement, the Purchased Companies will collectively own, directly or indirectly, at the closing of the transactions contemplated by the Purchase Agreement, the natural gas liquids business of Targa Resources, Inc. substantially as described in the Disclosure Package and the Final Prospectus
     (oo) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units.
     (pp) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.
     (qq) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance relating to their assets, with financially sound and reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. The Partnership Entities have no reason to believe that they will not be able to, directly or indirectly (i) renew their existing insurance coverage relating to their respective assets as and when such policies expire or (ii) obtain comparable coverage relating to their respective assets from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.
     (rr) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the

Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Final Prospectus or arising under the Credit Agreement.
     (ss) Possession of Licenses and Permits. The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (tt) Environmental Laws. Each of the Partnership Entities (i) is in compliance with applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Partnership Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.
     (uu) Possession of Intellectual Property. Except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, (i) the Partnership Entities own or possess, or can acquire or use on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective business, and (ii) the Partnership Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities.
     (vv) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Preliminary Final Prospectus or the Final Prospectus and is not so described.
     (ww) ERISA. On the Closing Date and each settlement date, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”). None of the Partnership Entities maintain a “pension plan.”
     (xx) Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Targa Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their properties or assets is subject, that are required to be described in the Registration Statement or the Disclosure Package that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act or the rules and regulations thereunder. The statements included in the Registration Statement and the Disclosure Package, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings.

     (yy) Sarbanes-Oxley Act of 2002. On and after the Closing Date, the Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the Nasdaq Global Market (the “Nasdaq”) that are effective and applicable to the Partnership.
     (zz) Investment Company. None of the Partnership Entities is nor, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will any of the Partnership Entities be an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (aaa) Books and Records. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each Partnership Entity’s internal controls over financial reporting are effective and none of the Partnership Entities is aware of any material weakness in their internal control over financial reporting.
     (bbb) Disclosure Controls and Procedures. (i) Each Partnership Entity has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
     (ccc) Other Sales; Market Stabilization. The Partnership has not sold or issued any Common Units during the six-month period preceding the date of the Final Prospectus other than (i) Common Units issued pursuant to any employee benefit plans and (ii) Common Units issued upon conversion of subordinated units. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

     (ddd) Loans to Directors and Officers. The Partnership Entities have provided true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.
     (eee) Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of the Targa Parties, any director, officer, agent, employee or affiliate of any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities and, to the knowledge of the Targa Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (fff) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Targa Parties, threatened.
     (ggg) Office of Foreign Assets Control. Neither the Partnership nor any of its subsidiaries nor, to the knowledge of the Targa Parties, any director, officer, agent, employee or affiliate of the Partnership or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (hhh) Lending Relationship. Except as disclosed in the Disclosure Package and the Final Prospectus, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.
     (iii) Statistical Data. Any statistical and market-related data included in the Registration Statement, the Preliminary Final Prospectus or the Final Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (jjj) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134.
     (kkk) Listing on the Nasdaq. On or prior to the Closing Date, the Units will have been approved to be listed on the Nasdaq, subject to official notice of issuance.
          Any certificate signed by any officer of any of the Targa Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $15.00 per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 900,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Partnership Units.

          3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on August 12, 2009, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 299 Park Avenue, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.
          5. Agreements. Each of the Targa Parties, jointly and severally, agrees with the several Underwriters that:
     (a) Preparation of Final Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii)

when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses. If there occurs an event or development as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.
     (c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Final Prospectus to the Representatives in such quantities as they may reasonably request.
     (d) Reports to Unitholders. The Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (e) Signed Copies of the Registration Statement and Copies of the Final Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters, upon request and without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.
     (f) Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.
     (g) Lock-Up Period. The Partnership will not, without the prior written consent of UBS Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, and each executive officer and director of the General Partner) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Partnership Units or any securities convertible into, or exercisable, or exchangeable for, Partnership Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement; provided, however, that (i) the Partnership may issue and sell the Units, (ii) the Partnership may issue and sell Partnership Units pursuant to any employee benefit plan of the Partnership in effect at the Execution Time, (iii) the Partnership may issue Partnership Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iv) the Partnership may issue Partnership securities to the General Partner pursuant to the exercise by the General Partner of its rights under Section 5.2(c) of the Partnership Agreement and (v) the Partnership may issue Partnership Units pursuant to the terms of the Purchase Agreement.
     (h) Price Manipulation. The Targa Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

     (i) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the Nasdaq; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.
     (j) Free Writing Prospectuses. The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Targa Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Targa Parties made in any certificates pursuant to the provisions hereof, to the performance by the Targa Parties of their obligations hereunder and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     (i) Formation and Qualification. Each of the Partnership Entities has been duly incorporated, formed or organized, as the case may be, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of the State of Delaware with full power and authority necessary to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Final Prospectus. Each of the Partnership Entities is duly registered or qualified to transact business and is in good standing, to the extent applicable, as a foreign corporation, foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.
     (ii) Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Final Prospectus. The Operating GP has full limited liability company power and authority to act as general partner of the Operating Partnership in all material respects as described in the Disclosure Package and Final Prospectus.
     (iii) Ownership of the General Partner. TGPI owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and TGPI owns such membership interests free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the GP LLC Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TGPI as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (iv) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the Partnership Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (v) Capitalization; Ownership of Incentive Distribution Rights. As of the date hereof (and prior to the issuance of the Firm Units), the issued and outstanding limited partnership interests of the Partnership consist of 46,212,231 Common Units and the Incentive Distribution Rights; the General Partner owns 100% of the Incentive Distribution Rights; all of such Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the Incentive Distribution Rights free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the

Partnership Agreement, (c) those arising under the Credit Agreement and the Targa Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (vi) Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).
     (vii) Ownership of the Operating GP. The Partnership owns all of the issued and outstanding membership interests of the Operating GP; such membership interests have been duly authorized and validly issued in accordance with the Operating GP LLC Agreement and are fully paid (to the extent required by the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the Operating GP LLC Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (x) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (y) otherwise known to such counsel, without independent investigation.
     (viii) Ownership of the General Partner Interest in the Operating Partnership. The Operating GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement; and the Operating GP owns such general partner interest free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the

OLP Partnership Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (ix) Ownership of the Limited Partner Interest in the Operating Partnership. The Partnership owns a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement and is fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the OLP Partnership Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (x) Ownership of North Texas GP. The Operating Partnership owns all of the issued and outstanding membership interests of North Texas GP; such membership interests have been duly authorized and validly issued in accordance with the North Texas GP LLC Agreement and are fully paid (to the extent required by the North Texas GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the North Texas GP LLC Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

     (xi) Ownership of the General Partner Interest in North Texas LP. North Texas GP is the sole general partner of North Texas LP with a 50% general partner interest in North Texas LP; such general partner interest has been duly authorized and validly issued in accordance with the North Texas LP Partnership Agreement; and North Texas GP owns such general partner interest free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the North Texas LP Partnership Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the North Texas GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (xii) Ownership of the Limited Partner Interest in North Texas LP. The Operating Partnership owns a 50% limited partner interest in North Texas LP; such limited partner interest has been duly authorized and validly issued in accordance with the North Texas LP Partnership Agreement and is fully paid (to the extent required under the North Texas LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and the Operating Partnership owns such limited partner interest free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the North Texas LP Partnership Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (xiii) Ownership of Targa TX Intrastate. North Texas LP owns all of the issued and outstanding membership interests of Targa TX Intrastate; such membership interests have been duly and validly authorized and issued in accordance with the Targa TX Intrastate LLC Agreement and are fully paid (to the extent required by the Targa TX Intrastate LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and North Texas LP owns such membership interests free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the Targa TX Intrastate LLC Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming North Texas LP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (xiv) Ownership of Targa Texas GP. North Texas GP owns all of the issued and outstanding membership interests of Targa Texas GP; such membership interests have been duly authorized and validly issued in accordance with the Targa Texas GP LLC Agreement and are fully paid (to the extent required by the Targa Texas GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and North Texas GP owns such membership interests free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the Targa Texas GP LLC Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming North Texas GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (xv) Ownership of the General Partner Interest in Targa Texas LP. Targa Texas GP is the sole general partner of Targa Texas LP with a 1% general partner interest in North Texas LP; such general partner interest has been duly authorized and validly issued in accordance with the Targa Texas LP Partnership Agreement; and Targa Texas GP owns such general partner interest free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the Targa Texas LP Partnership Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Targa Texas GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (xvi) Ownership of the Limited Partner Interest in Targa Texas LP. North Texas GP owns a 99% limited partner interest in Targa Texas

LP; such limited partner interest has been duly authorized and validly issued in accordance with the Targa Texas LP Partnership Agreement and is fully paid (to the extent required under the Targa Texas LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and North Texas GP owns such limited partner interest free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the Targa Texas LP Partnership Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming North Texas GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (xvii) Ownership of Targa Louisiana. North Texas GP owns all of the issued and outstanding membership interests of Targa Louisiana; such membership interests have been duly authorized and validly issued in accordance with the Targa Louisiana LLC Agreement and are fully paid (to the extent required by the Targa Louisiana LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and North Texas GP owns such membership interests free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the Targa Louisiana LLC Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming North Texas GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (xviii) Ownership of Targa LA Intrastate. Targa Louisiana owns all of the issued and outstanding membership interests of Targa LA Intrastate; such membership interests have been duly and validly authorized and issued in accordance with the Targa LA Intrastate LLC Agreement and are fully paid (to the extent required by the Targa LA Intrastate LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Targa Louisiana owns such membership interests free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the Targa LA Intrastate LLC Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Targa Louisiana as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (xix) Ownership of Targa Finance. The Partnership owns all of the issued and outstanding capital stock of Targa Finance; such capital stock has been duly authorized and validly issued in accordance with the Targa Finance Charter Documents, is fully paid and nonassessable; and the Partnership owns such capital stock free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Disclosure Package, the Final Prospectus or the Targa Finance Charter Documents, (c) those arising under the Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     (xx) No Preemptive Rights, Registration Rights or Options. Except for preemptive rights identified in the Disclosure Package and the Final Prospectus, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities, in each case pursuant to their respective Organizational Documents or any other agreement or instrument listed as an exhibit to the Registration Statement, in either case to which any of the Partnership Entities is a party or by which any of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as described in the Disclosure Package and the Final Prospectus, as set forth in the Partnership Agreement or as have been waived.
     (xxi) Authority and Authorization. Each of the Targa Parties has all requisite limited partnership, limited liability company or corporate power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the

Final Prospectus. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership Entities of this Agreement and the Purchase Agreement and the consummation of the transactions contemplated by this Agreement and the Purchase Agreement to be completed on or prior to the Closing Date has been validly taken.
     (xxii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Targa Parties.
     (xxiii) Enforceability of Organizational Agreements. The Organizational Agreements have been duly authorized, executed and delivered by the Partnership Entities that are parties thereto and are valid and legally binding agreements of the Partnership Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided that, with respect to each of the Organizational Agreements, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (xxiv) Enforceability of Purchase Agreement. The Purchase Agreement has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms; provided that the enforceability of the Purchase Agreement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (xxv) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, or (ii) the execution, delivery and performance of this Agreement and the Purchase Agreement by the parties hereto or thereto, as the case may be, (A) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement or any document incorporated by reference therein or the Targa Credit Agreement, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law, (D) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority known to such counsel having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (E) results or will result in the creation or imposition of any Lien pursuant to any agreement filed as an exhibit to the Registration Statement or any document incorporated by reference therein upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C), (D) or (E), would have a Material Adverse Effect or a material adverse effect on the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement or contemplated by the Purchase Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti fraud laws.
     (xxvi) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Purchase Agreement by the Partnership Entities that are parties thereto or the consummation of the transactions contemplated by this Agreement or the Purchase Agreement except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as disclosed in the Disclosure Package and the Final Prospectus.
     (xxvii) Effectiveness of Registration Statement. The Registration Statement has become effective under the Act; any required filing of the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.
     (xxviii) Form of Registration Statement and Final Prospectus. The Registration Statement, on the Effective Date, and the Final Prospectus,

when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Final Prospectus.
     (xxix) Description of Common Units. The statements included in the Registration Statement and Preliminary Final Prospectus under the captions “Summary—The Offering,” “Description of our Common Units,” “The Partnership Agreement” and “Cash Distribution Policy” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), are accurate summaries of the terms of such Common Units in all material respects.
     (xxx) Descriptions and Summaries. The statements included in the Registration Statement and the Disclosure Package under the captions “Cash Distribution Policy,” “The Partnership Agreement,” “Investment in Targa Resources Partners LP by Employee Benefit Plans” and “Underwriting” and under the caption “Certain Relationships and Related Transactions, and Director Independence,” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008 (“2008 Annual Report”) insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act, the Delaware LLC Act or the DGCL, any legal and governmental proceedings or any contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects. The description of the federal statutes, rules and regulations set forth in the 2008 Annual Report under “Business—Regulation of Operations” and “Business—Environmental, Health and Safety Matters” constitute accurate summaries of the terms of such statutes, rules and regulations in all material respects.
     (xxxi) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (xxxii) Investment Company. None of the Targa Parties is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus will any of the Targa Parties be, an “investment company” as defined in the Investment Company Act.
     (xxxiii) Material Agreements. To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the

Preliminary Final Prospectus or any document incorporated by reference therein but are not so described as required; and (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Preliminary Final Prospectus or any document incorporated by reference therein or to be filed as exhibits to the Registration Statement or any document incorporated by reference therein that are not described or filed as required by the Act.
          In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Targa Parties and upon information obtained from public officials to the extent such counsel deems reasonable, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the DGCL and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters) and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Targa Parties may be subject.
          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Targa Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
          (A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
          (B) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or
          (C) the Final Prospectus, as of its date and on the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information, included in the Registration Statement or the Final Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any document incorporated by reference therein.
     (c) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Targa Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (d) The Targa Parties shall have furnished to the Representatives a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive Officer or Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:
     (i) the representations and warranties of the Targa Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Targa Parties have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.
     (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.

     (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (g) Prior to the Closing Date, the Targa Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Targa Parties’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (i) The Units shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (j) At the Execution Time, the Targa Parties shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the General Partner.
     (k) The Targa Parties shall have furnished to the Representatives evidence satisfactory to the Representatives that each of the transactions contemplated by this Agreement shall have occurred or will occur as of the Closing Date in each case as described in the Disclosure Package and the Final Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Final Prospectus.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Underwriters, at 910 Louisiana, Houston, Texas 77002, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Targa Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Targa Parties will reimburse the Underwriters severally through UBS Securities LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.
          8. Indemnification and Contribution.
     (a) Each of the General Partner, the Partnership and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the General Partner, the Partnership and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Targa Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the General Partner, the Partnership or the Operating Partnership may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the General Partner, the Partnership and the Operating Partnership, each of the General Partner’s directors and officers who sign the Registration Statement, and each person who controls the General Partner, the Partnership or the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the General Partner, the Partnership and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Targa Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each Targa Party acknowledges that, under the heading “Underwriting,” (i) the sentences related to concessions and reallowances and (ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus and electronic delivery of the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the General Partner, the Partnership, the Operating Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the General Partner, the Partnership and the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the General Partner, the Partnership and the Operating Partnership, on the one hand, and by the Underwriters, on the other, from the offering of the Units, provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the General Partner, the Partnership and the Operating Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the General Partner, the Partnership and the Operating Partnership, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the General Partner, the Partnership and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the General Partner, the Partnership and the Operating Partnership, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The General Partner, the Partnership and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the General Partner, the Partnership or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the any of the General Partner, the Partnership or the Operating Partnership who shall have signed the Registration Statement and each director of any of the General Partner, the Partnership or the Operating Partnership shall have the same rights to contribution as the Targa Parties, subject in each case to the applicable terms and conditions of this paragraph (d) to collect such amounts from the General Partner, the Partnership and the Operating Partnership, except in the event that the General Partner, the Partnership and the Operating Partnership commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally.
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Targa Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Targa Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the Nasdaq, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the

Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Final Prospectus.
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Targa Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Targa Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department, Barclays Capital Inc., 745 7th Avenue, New York, NY 10019, Attn: Syndicate Registration, with a copy in case of any notice pursuant to Section 8, to Office of the General Counsel, Barclays Capital Inc., 745 7th Avenue, New York, NY 10019, and Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to any of the Targa Parties, will be mailed, delivered or telefaxed to Targa Resources Partners LP and confirmed to it at 1000 Louisiana, Suite 4300, Houston, Texas 77002, attention of Paul W. Chung, General Counsel (fax no. 713.554.1110) with a copy to Vinson & Elkins LLP, First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760 attention of David P. Oelman (fax no. 713.758.2346).
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No Fiduciary Duty. Each of the Targa Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Targa Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Targa Parties and (c) the Targa Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Targa Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Targa Parties on related or other matters). Each of the Targa Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Targa Parties, in connection with such transaction or the process leading thereto.
          15. Research Analyst Independence. The Targa Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Targa Parties and/or the offering that differ from the views of their respective investment banking divisions. The Targa Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Targa Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Targa Parties by such Underwriters’ investment banking divisions. The Targa Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Targa Parties and the Underwriters, or any of them, with respect to the subject matter hereof.
          17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          18. Waiver of Jury Trial. Each of the Targa Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Commission” shall mean the Securities and Exchange Commission.

          “Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented to the Execution Time, (ii) the Issuer Free Writing Prospectuses set forth in Schedule II hereto, if any, and the price to the public, the number of Firm Units and the number of Options Units identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Final Prospectus” shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Partnership Units” shall mean common units representing limited partner interests in the Partnership.
          “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.
          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Targa Parties and the several Underwriters.

Very truly yours,

Targa Resources Partners LP

By:	Targa Resources GP LLC its general partner

By:	/s/ Jeffrey J. McParland

Name:	Jeffrey J. McParland
Title:	Executive Vice President and Chief Financial Officer

Targa Resources GP LLC

By:	/s/ Jeffrey J. McParland

Name:	Jeffrey J. McParland
Title:	Executive Vice President and Chief Financial Officer

Targa Resources Operating LP

By:	Targa Resources Partners Operating GP LLC its general partner

By:	/s/ Jeffrey J. McParland

Name:	Jeffrey J. McParland
Title:	Executive Vice President and Chief Financial Officer

Targa Resources Operating GP LLC

By:	/s/ Jeffrey J. McParland

Name:	Jeffrey J. McParland
Title:	Executive Vice President and Chief Financial Officer
Signature Page to the Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

UBS Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.

By:	UBS SECURITIES LLC

By:	/s/ Christopher Juban Name: Christopher Juban Title: Executive Director

By:	/s/ Amit Jhunjhunwala Name: Amit Jhunjhunwala Title: Director

By:	BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale

Name: Victoria Hale Title: Vice President

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael J. Casey

Name: Michael J. Casey Title: Director
For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.
Signature Page to the Underwriting Agreement

SCHEDULE I

Number of Firm Units
Underwriters	to be Purchased
UBS Securities LLC	1,500,000
Barclays Capital Inc.	1,500,000
Citigroup Global Markets Inc.	1,500,000
Raymond James & Associates, Inc.	600,000
Deutsche Bank Securities Inc.	450,000
RBC Capital Markets Corporation	450,000

Total	6,000,000

I-1

SCHEDULE II
Filed pursuant to Rule 433
Registration Statement No. 333-159678
August 7, 2009
Targa Resources Partners LP
Pricing Sheet – August 7, 2009
6,000,000 Common Units Representing Limited Partner Interests
     This free writing prospectus relates only to the securities described below and should be read together with the preliminary prospectus supplement dated August 6, 2009 and the prospectus dated July 31, 2009 relating to these securities.

Offering price:	$15.70 per common unit

Option to purchase additional units:	900,000 additional common units (30 days)

Proceeds, net of underwriting discounts and commissions:	$90,000,000 (excluding option to purchase additional common units) or $103,500,000 (including exercise of option to purchase additional common units)

Trade Date:	August 7, 2009

Settlement Date:	August 12, 2009

Issuer Symbol:	NGLS

Exchange:	Nasdaq

CUSIP:	87611X105

Book-Running Managers:	UBS Securities LLC Barclays Capital Inc. Citigroup Global Markets Inc.

Co-Managers:	Raymond James & Associates, Inc. Deutsche Bank Securities Inc. RBC Capital Markets Corporation
Targa Resources Partners LP has filed a registration statement (including a prospectus) on Form S-3 with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement to the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Targa Resources Partners LP and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling UBS Securities LLC at 888-827-7275, Barclays Capital Inc. at 888-603-5847 or Citigroup Global Markets Inc. at 800-831-9146.
Use of Proceeds
We expect to receive net proceeds of $91.5 million, including our general partner’s proportionate capital contribution, or $105.3 million if the underwriters exercise their option to purchase additional common units in full,

II-1

in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, including any net proceeds from the underwriters’ exercise of their option to purchase additional common units, for general partnership purposes, which may include reducing borrowings under our senior secured credit facility and redeeming or repurchasing some of our outstanding notes. We may reborrow any amounts paid down under our senior secured credit facility.
Revised Capitalization Disclosure
In the “Historical” column of the capitalization table on page S-23 of the preliminary prospectus supplement, Total Capitalization should be $1,339.9 million. The “As Adjusted” column of the capitalization table on page S-23 of the preliminary prospectus reflects the Partnership’s capitalization as of June 30, 2009, on a historical basis, as adjusted to reflect the sale of the 111/4% Senior Notes due 2017, the sale of the common units in this offering and the application of the net proceeds therefrom and our general partner’s proportionate capital contribution to reduce borrowings under the Partnership’s senior secured credit facility. In the “As Adjusted” column of the capitalization table on page S-23 of the preliminary prospectus supplement, Cash and cash equivalents is $37.9 million, Senior Secured Credit Facility is $124.9 million, Total debt is $571.4 million, Common units is $727.2 million, General partner interest is $6.5 million, Accumulated other comprehensive income is $40.8 million, Total partners’ capital is $774.5 million and Total capitalization is $1,345.9 million.

I-2

SCHEDULE III

Pricing Information:	$15.70 per unit

Unit Information:	6,000,000 Firm Units

900,000 Option Units

III-1

EXHIBIT A
FORM OF LOCK-UP LETTER
August  , 2009
UBS Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
     As Representatives of the several Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Targa Resources Partners LP (the “Partnership”), Targa Resources GP LLC, Targa Resources Operating LP, Targa Resources Operating GP LLC and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of units, representing limited partner interests (the “Partnership Units”), in the Partnership.
     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of UBS Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement, other than Partnership Units disposed of as bona fide gifts approved by UBS Securities LLC.
     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,

A-1